Exhibit 99.1

Ebix Reports Record Results with Q1 2019 GAAP Operating Cash Flow of $38.5 Million on 51% Growth and GAAP Revenues of $142.9M on 32% Growth

•	Non-GAAP Q1 2019 EPS Rose 25% to $1.04

JOHNS CREEK, GA - May 9, 2019 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported results for its first quarter ended March 31, 2019. Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Ebix delivered the following results for the first quarter of 2019:

Revenue: Q1 2019 revenue rose 32% to $142.9 million compared to $108.2 million in Q1 2018 and increased 5% over Q4 2018 revenue of $136.3 million. The year over year revenue improvement reflected growth in the Company’s EbixCash channel.

On a constant currency basis, Ebix Q1 2019 revenue increased 37% to $148.0 million compared to $108.2 million in Q1 2018. Exchanges cumulatively including the insurance and EbixCash financial exchanges accounted for 88% of Q1 2019 revenues.

(dollar amounts in thousands)
Channel	Q1 2019	Q1 2018	Change
EbixCash Exchanges	$ 77,737	$ 36,008	+116%
Insurance Exchanges	48,105	49,163	-2%
RCS	17,172	23,059	-26%
Total Revenue	$142,924	$ 108,230	+32%

Total Revenue on Constant Currency Basis	$ 148.0M	$ 108.2M	+37%

Operating Income and Margins: Q1 2019 GAAP operating margins increased to 38% as compared to 31% in Q1 2018 and GAAP Operating income for Q1 2019 rose 60% to $54.1 million compared to $33.9 million in Q1 2018 due to a $15.4 million reduction of acquisition accrual for ItzCash, offset by $3.4 million of one-time expenses primarily associated with new acquisitions.

Non-GAAP operating margins for Q1 2019 were 30% while non-GAAP operating income was $42.8 million in the quarter.

Operating Cash: Cash generated from operations rose $13.0 million or 51% in Q1 2019 to $38.5 million compared to $25.5 million in Q1 2018. Q1 2019 cash flows were strong in spite of cumulative cash payments

Exhibit 99.1

of $13.7 million for bank interest and income tax, including non-recurring advance Minimum Alternate Tax (MAT) payments in India.

Net Income and EPS: Q1 2019 GAAP net income decreased 2% to $25.7 million compared to $26.2 million in Q1 2018, principally due to a $20.5 million Derivative Case Legal Settlement and other related legal fees, reported in non-operating expenses. Q1 2019 GAAP diluted earnings per share rose 1% to $0.84 from Q1 2018 of $0.83.

Non-GAAP net income increased 21% to $31.8 million after excluding certain items including the one-time earn-out reversal of $15.4 million, one-time legal expenses of $20.4 million and one-time acquisition related expenses of $3.4 million. The non-GAAP diluted earnings per share in Q1 2019 grew 25% to $1.04 as compared to Q1 2018.

Ebix’s weighted average diluted shares outstanding decreased to 30.6 million in Q1 2019 compared to 31.7 million in Q1 2018 and 31.2 million in Q4 2018, reflecting the benefit of share repurchase activity.

Share Repurchases: In Q1 2019, Ebix repurchased 250,000 shares of its outstanding common stock for aggregate cash consideration of $11.0 million. Included in these figures was the repurchase of 200,000 shares in December for a total of $8.8 million that were not settled until January 2019.

Q2 2019 Diluted Share Count: As of today, Ebix expects its diluted share count for Q2 2019 to be approximately 30.7 million.

Dividend: Ebix paid its regular quarterly dividend of $0.075 per share in Q1 2019 for a total cost of $2.3 million.

Ebix Chairman, President and CEO Robin Raina said, “With constant currency revenues of $148 million in the quarter, we are now getting close to an annual run rate of $600 million in revenues. In Q1 2019, we reported sequential revenue growth of 5% and year-over-year growth of 32%. We are pleased that we have done that in spite of year-over-year currency head winds of $5.1 million; our conscious decision of reducing revenues from our comparatively lower margin e-governance business in India from an average quarterly run rate of approximately $6.5 million to less than $100,000 in Q1 2019; and the traditional seasonal reductions in revenues of $4 million in the Health and CME areas, as compared to Q4 2018. We are especially pleased that we have shown this revenue growth while keeping our operating margins intact.”

Robin said, “We are excited to be reporting the highest operating cash flow quarter ever, of $38.5 million in Q1 2019. To be able to do that, while investing in growing our businesses and for example funding our business to handle $15 billion in gross merchandise value in India alone, is especially pleasing to us. In our viewpoint, it speaks to the fundamental strength of our businesses.

We are excited with the sales pipeline we are building in all our businesses - both in the area of insurance and financial exchanges. In recent times, we have won a number of key deals in the insurance and finance sectors internationally, that can move the needle substantially for us in terms of revenues. We remain focused on getting beyond $800 million in Quarterly Annualized revenues, by Q4 of 2019.”

Sean Donaghy, Ebix CFO said, “Ebix’s $38.5 million of Q1 2019 operating cash flow is a 145% improvement sequentially over Q4 2018, and a 51% improvement over Q1 2018. The Company continues to grow efficiently, consistently producing operating margins of 30% while continuing to show substantial year-over-year revenue growth. During Q1 2019, we spent $10.2 million on dividends, tax payments and principal Bank payments. Specifically, in Q1 2019 we paid taxes and principal bank payments of $7.9 million, invested $90.4 million on acquisitions, paid $4.9 million to reacquire the balance 10% stake in the MTSS business, repurchased Ebix stock worth $11 million, and returned $2.3 million in dividends to shareholders, while we drew only $13.5 million from our Bank credit facilities. In spite of that, Ebix ended the quarter with $96.4 million of cash, cash equivalents, and short-term investments.”

Exhibit 99.1

Reconciliation of GAAP net income and diluted earnings per share to non-GAAP net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

	Net Income	Diluted EPS
First Quarter 2019 GAAP Results	$25,710	$0.84

Non-GAAP Adjustments:
Legal settlement and associated fees	20,452	$0.67
One-time quarterly expenses	3,435	$0.11
Stock based compensation	576	$0.02
Reduction of acquisition earn-out accrual	(15,392)	$(0.50)
One-time net tax benefit	(3,000)	$(0.10)
Total Non-GAAP Adjustments	6,071	$0.20

First Quarter 2019 Non-GAAP Results	$31,781	$1.04

Conference Call Details:

Call Date/Time:	Thursday, May 9, 2019 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 13609854
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_19_Q1 after 2:00 p.m. EDT on May 9th

About Ebix, Inc.

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a "Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 32 international airports including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata, conducting over $4.8 billion in gross transaction value per year. EbixCash’s inward remittance business in India conducts approx. $5 billion gross annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network,

Exhibit 99.1

25 branches and over 9,800 corporate clients; processing an estimated $2.5 billion in gross merchandise value per year. EbixCash’s technology services Division has emerged as a leader in the areas of lending technology, asset & wealth management technology, travel technology in India; besides having grown its international expanse to Europe, Middle East, Africa and ASEAN countries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

Exhibit 99.1

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Operating revenue	$142,924	$108,230

Operating expenses:
Cost of services provided	45,929	39,591
Product development	11,242	8,434
Sales and marketing	6,121	3,998
General and administrative, net	21,444	19,504
Amortization and depreciation	4,057	2,807
Total operating expenses	88,793	74,334

Operating income	54,131	33,896
Interest income	350	121
Interest expense	(9,818)	(4,847)
Non-operating income	3	53
Non-operating expense - litigation settlement	(20,452)	—
Foreign currency exchange loss	(255)	(641)
Income before income taxes	23,959	28,582
Income tax benefit (expense)	1,084	-2,126
Net income including noncontrolling interest	25,043	26,456
Net income (loss) attributable to noncontrolling interest	(667)	248
Net income attributable to Ebix, Inc.	$25,710	$26,208

Basic earnings per common share attributable to Ebix, Inc.	$0.84	$0.83

Diluted earnings per common share attributable to Ebix, Inc.	$0.84	$0.83

Basic weighted average shares outstanding	30,524	31,482

Diluted weighted average shares outstanding	30,604	31,659

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31, 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$76,999	$147,766
Short-term investments	19,417	31,192
Restricted cash	29,743	8,317
Fiduciary funds- restricted	3,395	6,491
Trade accounts receivable, less allowances of $6,619 and $6,969, respectively	162,155	174,340
Other current assets	60,838	59,274
Total current assets	352,547	427,380

Property and equipment, net	50,012	50,294
Right-of-use assets	19,005	0
Goodwill	965,640	946,685
Intangibles, net	48,559	51,448
Indefinite-lived intangibles	42,055	42,055
Capitalized software development costs, net	12,905	11,742
Deferred tax asset, net	58,686	54,629
Other assets	31,583	26,714
Total assets	$1,580,992	$1,610,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$121,180	$130,221
Accrued payroll and related benefits	8,334	9,227
Cash overdraft	18,925	17,841
Fiduciary funds- restricted	3,395	6,491
Short-term debt	1,441	3,990
Current portion of long-term debt and financing lease obligation, net of deferred financing costs of $575	16,368	14,603
Lease liability	6,046	0
Contingent liability for accrued earn-out acquisition consideration	2,291	13,767
Accrued litigation settlement	19,652	0
Deferred revenue	33,173	35,609
Other current liabilities	11,349	85,679
Total current liabilities	242,154	317,428

Revolving line of credit	438,037	424,537
Long term debt and capital lease obligations, less current portion, net of deferred financing costs of $1,666 and $1,811, respectively	271,075	274,716
Other liabilities	27,848	28,287
Contingent liability for accrued earn-out acquisition consideration	10,175	11,209
Deferred revenue	8,649	9,051
Deferred tax liability, net	1,282	1,282
Lease liability	12,724	0
Total liabilities	1,011,944	1,066,510

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,523,756 issued and outstanding, at March 31, 2019, and 30,567,725 issued and outstanding at December 31, 2018	3,052	3,057
Additional paid-in capital	4,350	3,397
Retained earnings	556,364	535,118
Accumulated other comprehensive loss	(59,895)	(63,377)

Exhibit 99.1

Total Ebix, Inc. stockholders’ equity	503,871	478,195
Noncontrolling interest	65,177	66,242
Total stockholders’ equity	569,048	544,437
Total liabilities and stockholders’ equity	$1,580,992	$1,610,947

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$25,710	$26,208
Net income (loss) attributable to noncontrolling interest	(667)	248
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	4,057	2,807
Benefit for deferred taxes	(3,875)	(1,874)
Share based compensation	576	753
Provision for doubtful accounts	134	1,045
Amortization of right-of-use assets	1,671	—
Unrealized foreign exchange loss	313	419
Amortization of capitalized software development costs	596	525
Reduction of acquisition accruals	(15,392)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	8,751	(1,401)
Other assets	3,142	(554)
Accounts payable and accrued expenses	(2,156)	1,438
Accrued payroll and related benefits	(1,208)	(946)
Deferred revenue	(2,920)	(2,361)
Lease liabilities	(1,643)	(317)
Reserve for potential uncertain income tax return positions	—	30
Liability - derivative litigation settlement	19,652	—
Other liabilities	1,754	(527)
Net cash provided by operating activities	38,495	25,493

Cash flows from investing activities:
Acquisition of Transcorp	—	(6,554)
Cash (paid to) received from Paul Merchants for 10% stake in MTSS combined business	(4,925)	4,996
Acquisition of Weizmann, net of cash acquired	(64,624)	—
Acquisition of Pearl	(3,372)	—
Acquisition of Lawson	(2,726)	—
Acquisition of Miles	(982)	—
Acquisition of Business Travels	(689)	—
Cash paid for acquisition of Wahh taxis	(214)	—
Cash paid for acquisition of Zillious, net of cash acquired	(9,816)	—
Cash paid for acquisition of Essel Forex	(7,935)	—
Capitalized software development costs paid	(1,740)	(622)
Maturities of marketable securities	11,775	5,198
Capital expenditures	(1,798)	(531)
Net cash provided by (used in) investing activities	(87,046)	2,487

Cash flows from financing activities:
(Repayments of) proceeds from revolving line of credit, net	13,500	(100,835)
Proceeds from term loan	—	124,250
Principal payments of term loan obligation	(3,766)	—
Repurchases of common stock	(10,972)	—
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(21)	(36)
Dividend payments	(2,297)	(2,369)
Other	2,908	—
Principal payments of debt obligations	(834)	—
Cash overdraft	1,070	745
Payments of capital lease obligations	(69)	—
Net cash provided by (used in) financing activities	(481)	21,755
Effect of foreign exchange rates on cash	190	(1,723)

Exhibit 99.1

Net change in cash and cash equivalents, and restricted cash	(48,842)	48,012
Cash and cash equivalents, and restricted cash at the beginning of the period	159,589	70,867
Cash and cash equivalents, and restricted cash at the end of the period	$110,747	$118,879
Supplemental disclosures of cash flow information:
Interest paid	$9,573	$4,280
Income taxes paid	$4,128	$6,751